Exhibit 3
                                ESCROW AGREEMENT

                  AGREEMENT made and effective this ____ day of August, 1998, by and among LITCHFIELD CONTINENTAL, LTD., a British Virgin Islands corporation ("Seller"), parent of Biofarm, S.A., a Romanian corporation, GLOBAL SPILL MANAGEMENT, INC., a Nevada corporation ("Buyer") and SUISSE CAPITAL COMPLEX, INC., a _____ corporation ("Escrow Agent").

                                   Background

         Buyer and Seller are Buyer and Seller, respectively, under a certain Stock Purchase Agreement dated April 1, 1998, as amended by an Amendment of even date herewith ("Stock Purchase Agreement"). At Final Settlement (as defined in the Stock Purchase Agreement), Seller will transfer or cause to be transferred to Buyer all right, title and interest of the owners of Seller's Stock (as defined in the Stock Purchase Agreement) in Biofarm, S.A., a Romanian corporation ("Company"). Simultaneously with such transfer, Buyer will give Seller its Convertible, Non-Negotiable Secured Debenture in which Seller is "Holder" and Buyer is "Maker" ("Note"), for which Buyer has pledged as collateral the Seller's Stock, and all other documents executed or delivered in connection with the closing of the transaction contemplated by the Stock Purchase Agreement ("Closing Documents"). The Note and Seller's Stock (after transfer into Buyer's name) (together, the "Closing Documents") shall be held by Escrow Agent on the terms and conditions set forth below.

         THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions contained herein, and intending to be legally bound, the parties hereto agree as follows:

         1. Establishment of the Escrow. Concurrently with execution hereof by Escrow Agent, Buyer and Seller have deposited the Closing Documents with Escrow Agent. Escrow Agent agrees to hold the Closing Documents in escrow in accordance herewith and to act with respect to the Closing Documents in the manner hereinafter set forth.


         2. Duties of Escrow Agent. Escrow Agent agrees to act as escrow agent for the Closing Documents, subject to the following provisions:

                  (a) In acting hereunder, Escrow Agent may rely upon any writing delivered to it which it in good faith believes to be authorized. Escrow Agent shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind

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                                ESCROW AGREEMENT

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unless caused by Escrow Agent's own gross negligence or willful misconduct which is proven by clear and convincing evidence.

                  (b) Escrow Agent may confer with counsel with respect to any questions relating to Escrow Agent's duties or responsibilities hereunder. Escrow Agent may act in reliance upon the advice of such counsel satisfactory to Escrow Agent in reference to any matter connected with the escrow, and shall not incur any liability for any action taken, or any failure to take any action, in accordance with counsel's advice.

                  (c) Escrow Agent shall be protected in acting upon any certificate, statement, notice, request, consent, agreement or other instrument whatsoever, not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which Escrow Agent shall in good faith believe to be valid and to have been signed or presented by a proper person or persons.


         3. Rights of Escrow Agent. If, before the termination of the escrow, Escrow Agent receives or becomes aware of conflicting demands or claims with respect to this escrow or the rights of Buyer or Seller to any funds, securities, documents or other property or Closing Documents held in escrow, Escrow Agent shall have the right to discontinue any or all further acts on Escrow Agent's part until such conflict is resolved to Escrow Agent's satisfaction. Escrow Agent shall have the further right to commence or defend any action or proceedings for the determination of such conflict. Buyer and Seller jointly and severally agree to pay all costs, damages, judgments and expenses, including reasonable attorneys' fees, suffered or incurred by Escrow Agent in connection with or arising out of the escrow, including, but without limiting the generality of the foregoing, a suit in interpleader brought by Escrow Agent. In the event Escrow Agent files a suit in interpleader, Escrow Agent shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon Escrow Agent.


         4. Limitations. Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination or rescission of this Escrow Agreement or Escrow Agent's duties or responsibilities hereunder, unless Escrow Agent shall have given written consent thereto.


         5. Indemnity. Buyer and Seller hereby agree, both jointly and severally, to indemnify and hold harmless Escrow Agent against any and all claims, damages, judgments, liabilities, costs and



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                                ESCROW AGREEMENT

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expenses of any nature whatsoever, including, but not limited to, reasonable costs of investigation and reasonable counsel fees and disbursements which may be imposed upon Escrow Agent or incurred or suffered by Escrow Agent in connection with or arising out of Escrow Agent's acceptance of appointment as escrow agent, or the performance of Escrow Agent's duties, including any litigation arising from this Escrow Agreement or involving the subject matter hereof or the Closing Documents or any other items deposited in escrow. The foregoing indemnification shall not be deemed exclusive of any of the rights, in law or in equity, to which Escrow Agent may be entitled. Escrow Agent is hereby given a lien on the Closing Documents or any other items held in escrow and all right, title and interest of Buyer and Seller to the escrowed Closing Documents or any other items to protect, indemnify, and reimburse itself for all costs, expenses and liabilities arising out of acting as escrow agent.


         6. Authority. Escrow Agent shall not have any duties except those which are expressly set forth herein. Escrow Agent may resign at any time on two (2) weeks' prior notice to all signatories to this Escrow Agreement, and may deposit any escrow property with the Clerk of the Court described in Paragraph 15, below, or as otherwise directed by Buyer and Seller.


         7. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by facsimile transmission with electronic confirmation or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the party intended at the address (or facsimile number) set forth by each party's signature hereto, or to such other address or facsimile number as the party shall have designated by written notice prior thereto. Notices shall be deemed received on the earlier of actual receipt (in case of hand delivery or facsimile with an electronic confirmation) or three
(3) days after mailing (in case of notice by certified or registered mail). Notwithstanding the foregoing, in case of termination of this Escrow Agreement under Paragraph 8(a), Escrow Agent shall be entitled to accept a facsimile transmission of the signatures of Buyer and/or Seller, as the case may be, provided an original signature is thereafter sent by registered or certified mail, as above, and provided such facsimile is deemed received on or before the close of business on the date transmitted.


         8. Conduct and Termination of Escrow; Interim Actions.

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                                ESCROW AGREEMENT

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                  (a) Escrow Agent shall retain the Closing Documents pursuant to all of the terms and conditions of this Escrow Agreement, which shall remain in full force and effect until otherwise terminated;

                  (b) It is understood that at Final Settlement under the Stock Purchase Agreement, Seller shall provide Capital Securities, Romania ("Transfer Agent"), with all documentation necessary or appropriate to effect the transfer of title to Seller's Stock as required by the Stock Purchase Agreement. Thereafter, Seller and Buyer shall direct Transfer Agent to deliver to Escrow Agent all of such Seller's Stock then owned by Buyer, and the parties shall further simultaneously deliver to Escrow Agent the Note executed by Buyer at Final Settlement. Escrow Agent shall thereafter maintain possession of the Note and all documentation pertaining to Buyer's ownership of Seller's Stock, all in order to perfect Seller's security interest therein as granted by Buyer to secure performance of its obligations in the Note. If, during the term of the Note, Seller shall exercise its conversion rights thereunder, all of Buyer's stock issued pursuant to any such conversion, as well as all amendments required to the Note to reflect a decrease in its outstanding principal balance, shall be delivered to and held by Escrow Agent. Upon receipt of an appropriate amendment, Escrow Agent shall cause the certificate representing the appropriate amount of Buyer's Stock to be transferred to Seller. Upon conversion of all of the principal of the Note, Escrow Agent shall return the Note (as amended) to Buyer marked "Canceled", together with all certificates or other documentation representing Buyer's ownership of Seller's Stock, whereupon this Escrow Agreement shall automatically terminate.

                  (c) This Escrow Agreement shall terminate if Escrow Agent receives written notice from Buyer and Seller directing Escrow Agent to cease performance of its duties hereunder and otherwise directing Escrow Agent how to disburse the Closing Documents or, if it has not otherwise terminated, as of the Maturity Date (as defined in the Note) of the Note, as such may be extended under the provisions of the Note.

         9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and there are no other promises, understandings or agreements between them, whether oral or written, with respect to the subject matter thereof.


         10. Amendments. No amendment or modification hereof shall be valid unless the same shall be set forth in writing signed by all parties hereto.

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                                ESCROW AGREEMENT

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    11. Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as though such invalid or unenforceable provision were omitted.

    12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns except that this Escrow Agreement shall not be assignable by any party without the written consent of all other parties.

    13. Authority. Each of the individuals hereto signing on behalf of the persons warrant and represent that he is authorized to execute this Agreement on behalf of such party and to bind such party to the terms hereof.

    14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    15. Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the law of the State of New York and the sole jurisdiction and venue for any action arising hereunder shall be in the United States District Court for the Eastern District of Pennsylvania or the state courts for Montgomery County, Pennsylvania, and each party specifically consents to such in personam jurisdiction.

    16. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement and made the same effective the date and year first set forth above.

                                              GLOBAL SPILL MANAGEMENT, INC.

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                                ESCROW AGREEMENT

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                                         BY: /s/ Allan Esrine         (SEAL)
                                             ----------------------
                                             Its: Vice-President

                           ADDRESS:      1244 Main Street
                                         Linfield, PA 19468

                           FACSIMILE:    610-495-8417



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                                ESCROW AGREEMENT

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                                         LITCHFIELD CONTINENTAL, LTD.



                                         BY: /s/ Kenneth Butterfield  (SEAL)
                                             ------------------------
                                             Its: _________

                           ADDRESS:      Second Floor
                                         Salisbury House
                                         Finsbury Circus
                                         London EC-2 ENGLAND

                           FACSIMILE:    011-44-171-588-8863


                                         ESCROW AGENT:
                                         -------------

                                         SUISSE CAPITAL COMPLEX, INC.


                                         BY: /s/ Timothy Cook         (SEAL)
                                             ----------------------
                                             Its: Chief Finanical Officer

                           ADDRESS:      8888 Keystone Crossing Plaza
                                         Indianapolis, Indiana  46240

                           FACSIMILE:    (317) 259-1468

                                    September 4, 1998


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                                ESCROW AGREEMENT

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STATE OF ______

COUNTY OF

         On the ____ day of _________, 199_ before me, the undersigned officer, personally appeared ________________________, known to me (satisfactorily proven) to be the ___________________ of Litchfield Continental, Ltd., a corporation, whose name is subscribed to the within instrument, and acknowledged that (s)he has the authority to sign on behalf of Litchfield Continental, Ltd., and that (s)he has executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                         --------------------------
                                         Notary Public

My Commission Expires:


STATE OF ______

COUNTY OF

         On the ____ day of __________, 199_ before me, the undersigned officer, personally appeared ________________________, known to me (satisfactorily proven) to be the ___________________ of Global Spill Management, Inc., a corporation, whose name is subscribed to the within instrument, and acknowledged that (s)he has the authority to sign on behalf of Global Spill Management, Inc., and that (s)he has executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                          --------------------------
                                          Notary Public

My Commission Expires:

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                                ESCROW AGREEMENT

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STATE OF ______

COUNTY OF

         On the ____ day of __________, 199_ before me, the undersigned officer, personally appeared ________________________, known to me (satisfactorily proven) to be the ___________________ of Suisse Capital Complex, Inc., a corporation, whose name is subscribed to the within instrument, and acknowledged that (s)he has the authority to sign on behalf of Litchfield Continental, Ltd., and that (s)he has executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                           --------------------------
                                           Notary Public

My Commission Expires:



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                                ESCROW AGREEMENT